November 1, 2025

JPMorgan Trust I

277 Park Avenue

New York, NY 10172

Dear Sirs:

J.P. Morgan Investment Management Inc, JPMorgan Funds Management, Inc. and JPMorgan Distribution Services, Inc. (collectively, “JPMorgan Service Providers”) hereby agree to waive fees owed to each JPMorgan Service Provider or to reimburse each Fund listed on Schedule A for the time periods so indicated. The JPMorgan Service Providers will waive fees or reimburse expenses to the extent total operating expenses exceed the rate of average daily net assets indicated on Schedule A. This expense limitation does not include: (1) dividend and interest1 expenses on securities sold short, interest, taxes, expenses related to litigation and potential litigation, expenses related to trustee elections and extraordinary expenses not incurred in the ordinary course of each Fund’s business incurred by each Fund or an underlying fund as defined in each Fund’s prospectus, and (2) acquired fund fees incurred by an underlying fund. This waiver does not apply to each Fund’s investments in affiliated money market funds made with cash received as collateral from securities lending borrowers.

The JPMorgan Service Providers understand and intend that each Fund will rely on this agreement in preparing and filing its registration statements on Form N-1A and in accruing each Fund’s expenses for purposes of calculating net asset value and for other purposes, and expressly permit each Fund to do so.

Please acknowledge acceptance on the enclosed copy of this letter.

Very truly yours,

J.P. Morgan Investment Management Inc. JPMorgan Distribution Services, Inc.

/s/ Matthew J. Kamburowski
By: Matthew J. Kamburowski

Accepted by: JPMorgan Trust I

/s/ Timothy J. Clemens
By: Timothy J. Clemens

[1]	In calculating the interest expense on short sales for purposes of this exclusion, each Fund will recognize all economic elements of interest costs, including premium and discount adjustments.

SCHEDULE A

Fund Name	Class	Fiscal Year End	Expense Cap	Expense Cap Period End
JPMorgan SmartRetirement Blend Income Fund	Class I	June 30	0.42%	October 31, 2026
	Class R2		0.92%
	Class R3		0.67%
	Class R4		0.42%
	Class R5		0.27%
	Class R6		0.17%
JPMorgan SmartRetirement Blend 2025 Fund	Class I	June 30	0.42%	October 31, 2026
	Class R2		0.92%
	Class R3		0.67%
	Class R4		0.42%
	Class R5		0.27%
	Class R6		0.17%
JPMorgan SmartRetirement Blend 2030 Fund	Class I	June 30	0.42%	October 31, 2026
	Class R2		0.92%
	Class R3		0.67%
	Class R4		0.42%
	Class R5		0.27%
	Class R6		0.17%
JPMorgan SmartRetirement Blend 2035 Fund	Class I	June 30	0.42%	October 31, 2026
	Class R2		0.92%
	Class R3		0.67%
	Class R4		0.42%
	Class R5		0.27%
	Class R6		0.17%
JPMorgan SmartRetirement Blend 2040 Fund	Class I	June 30	0.42%	October 31, 2026
	Class R2		0.92%
	Class R3		0.67%
	Class R4		0.42%
	Class R5		0.27%
	Class R6		0.17%
JPMorgan SmartRetirement Blend 2045 Fund	Class I	June 30	0.42%	October 31, 2026
	Class R2		0.92%
	Class R3		0.67%
	Class R4		0.42%
	Class R5		0.27%
	Class R6		0.17%
JPMorgan SmartRetirement Blend 2050 Fund	Class I	June 30	0.42%	October 31, 2026
	Class R2		0.92%
	Class R3		0.67%
	Class R4		0.42%

	Class R5		0.27%
	Class R6		0.17%
JPMorgan SmartRetirement Blend 2055 Fund	Class I	June 30	0.42%	October 31, 2026
	Class R2		0.92%
	Class R3		0.67%
	Class R4		0.42%
	Class R5		0.27%
	Class R6		0.17%
JPMorgan SmartRetirement Blend 2060 Fund	Class I	June 30	0.42%	October 31, 2026
	Class R2		0.92%
	Class R3		0.67%
	Class R4		0.42%
	Class R5		0.27%
	Class R6		0.17%

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